Exhibit 10.1

EXECUTION VERSION

$150,000,000

FXCM INC.

2.25% Convertible Senior Notes due June 15, 2018

PURCHASE AGREEMENT

May 28, 2013

CREDIT SUISSE SECURITIES (USA) LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

                    INCORPORATED

As Representatives of the Several Purchasers (“Representatives”),

c/o Credit Suisse Securities (USA) LLC,

                Eleven Madison Avenue

                  New York, N.Y. 10010-3629

Dear Sirs:

1. Introductory. FXCM Inc., a Delaware corporation (the “Company”), agrees with the several initial purchasers named in Schedule A hereto (the “Purchasers” and each, a “Purchaser”), subject to the terms and conditions stated herein, to issue and sell to the several Purchasers $150,000,000 principal amount of its 2.25% Convertible Senior Notes due June 15, 2018 (the “Firm Securities”) and also agrees to sell to the Purchasers, at the option of the Purchasers, an aggregate of up to an additional $22,500,000 principal amount (“Optional Securities”) of its 2.25% Convertible Senior Notes due June 15, 2018, each to be issued under an indenture, dated as of June 3, 2013 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”). The Firm Securities and the Optional Securities which the Purchasers may elect to purchase pursuant to Section 3 hereof are herein collectively called the “Offered Securities”.

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Purchasers that:

(i) Offering Documents; Certain Defined Terms. The Company has prepared or will prepare a Preliminary Offering Circular and a Final Offering Circular.

For purposes of this Agreement:

“Applicable Time” means 5:30 p.m. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Final Offering Circular” means the final offering circular and the documents, if any, incorporated by reference therein, relating to the Offered Securities be offered by the Purchasers that discloses the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement).

“Free Writing Communication” means a written communication (as such term is defined in Rule 405) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Circular or the Final Offering Circular.

“General Disclosure Package” means the Preliminary Offering Circular together with any Issuer Free Writing Communication existing at the Applicable Time and the information in which is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B to this Agreement.

“Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Company’s records.

“Preliminary Offering Circular” means the preliminary offering circular and the documents, if any, incorporated by reference therein, relating to the Offered Securities to be offered by the Purchasers, dated May 28, 2013.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of The New York Stock Exchange and the NASDAQ Stock Market (“Exchange Rules”).

“Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule B hereto. Supplemental Marketing Materials include, but are not limited to, any Issuer Free Writing Communication listed on Schedule C to this Agreement.

“Underlying Shares” means the shares of Class A common stock of the Company, par value $0.01 per share (“Class A Common Stock”), if any, into which the Offered Securities are convertible.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Securities Act.

(ii) Disclosure. As of the date of this Agreement, the Final Offering Circular does not, and as of each Closing Date, the Final Offering Circular will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof. At the Applicable Time neither (i) the General Disclosure Package, nor (ii) any individual Supplemental Marketing Material, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Preliminary Offering Circular or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Company by any Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by a Purchaser consists of the information described as such in Section 8(a) hereof. Except as disclosed in the General Disclosure Package, on the date of this Agreement, the Company’s Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the “Exchange Act Reports”) incorporated by reference in the General Disclosure Package or the Final Offering Memorandum do not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations.

(iii) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing (to the extent such concept exists) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification in each case except as would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(iv) Subsidiaries. Each subsidiary of the Company has been duly incorporated or formed and is validly existing as a corporation or other entity in good standing (to the extent such concept exists) under the laws of the jurisdiction of its incorporation or formation, in each case except as would not reasonably be expected to have a Material Adverse Effect. Each subsidiary of the Company has full corporate or limited liability company or other entity power and authority to own its properties and conduct its business as currently being carried on and described in the General Disclosure Package except as would not reasonably be expected to have a Material Adverse Effect. Each subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity in good standing (to the extent such concept exists) in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and in which the failure to so qualify would have a Material Adverse Effect.

(v) Indenture. The Indenture has been duly authorized; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description of such Offered Securities contained in the General Disclosure Package, the Final Offering Circular and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and entitled to the benefits provided by the Indenture.

(vi) Offered Securities. The Offered Securities have been duly and validly authorized by the Company; and when Offered Securities are delivered by the Company and paid for by the Purchasers in accordance with the terms of this Agreement on the relevant Closing Date for such Offered Securities, such Offered Securities will have been duly executed, authenticated, issued and delivered by the Company and, assuming authentication of such Offered Securities by the Trustee in accordance with the Indenture, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles, and will be convertible in accordance with the terms of the Indenture; and the Offered Securities will conform in all material respects to the description thereof contained in the General Disclosure Package and the Final Offering Circular.

(vii) Underlying Shares. The maximum number of Underlying Shares initially issuable upon conversion of the Offered Securities (including the maximum number of shares of Class A Common Stock that may be issued upon conversion of the Offered Securities in connection with a make-whole fundamental change, assuming the Company elects to issue and deliver solely shares of Class A Common Stock in respect of all such conversions) (the “Maximum Number of Underlying Shares”) have been duly authorized and reserved for issuance upon such conversion and, when issued upon conversion of the Offered Securities in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable; the Underlying Shares conform in all material respects to the description thereof contained in the General Disclosure Package and in the Final Offering Circular; the outstanding shares of Class A Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, will conform in all material respects to the description thereof contained in the General Disclosure Package and the Final Offering Circular; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities or the Underlying Shares.

(viii) Capitalization. The authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.

(ix) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(x) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement, or the Indenture in connection with the offering, issuance and sale of the Offered Securities, except such as have been obtained, or made and such as may be required under the Securities Act, the Exchange Act, the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and state securities laws.

(xi) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Indenture, and this Agreement, and the issuance and sale of the Offered Securities and the Underlying Shares issuable upon conversion thereof, and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter, by-laws or similar organizational document of the Company, (ii) the charter, by-laws or similar organizational document of any subsidiary of the Company, (iii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iv) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except for, in the case of foregoing clauses (iii) and (iv), any such breach, violation, default or imposition that would not, individually or in the aggregate, result in a Material Adverse Effect or adversely affect the ability of the Company to perform its obligations under this Agreement or consummate the transactions contemplated hereby; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xii) Absence of Existing Defaults and Conflicts. The Company and its subsidiaries are not in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xiii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xiv) Possession of Licenses and Permits. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries possess, and are in compliance with the terms of, all consents, certificates, authorizations, franchises, licenses, exemptions and permits, orders of and from federal, state, local, and foreign government and/or regulatory authorities, all self-regulatory organizations, and all courts or tribunals (“Licenses”) necessary to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them and, except as would not reasonably be expected to have a Material Adverse Effect, have not received any notice of investigation, inquiry or proceedings relating to the revocation or modification of any Licenses.

(xv) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect.

(xvi) Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them, except to the extent the failure of such ownership, possession or acquisition (and/or the expected expiration) of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the General Disclosure Package (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its subsidiaries; (ii) there is no infringement, misappropriation, breach, default or other violation by the Company or its subsidiaries of any of the Intellectual Property Rights of any other persons; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or its subsidiaries in their businesses has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or in violation of the rights of any persons, except in each case covered by clauses (i)–(vi) such as would not, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, have a Material Adverse Effect.

(xvii) Accurate Disclosure. The statements in the General Disclosure Package and the Final Offering Circular under the headings “Material United States Federal Income and Estate Tax Consequences to Non-U.S. Holders,” “Description of Capital Stock” and “Description of Notes,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(xviii) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xix) Statistical and Market-Related Data. Any third-party statistical and market-related data included in the General Disclosure Package or the Final Offering Circular are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(xx) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with all applicable Exchange Rules and all provisions of Sarbanes-Oxley and all rules and regulations promulgated thereunder or implementing the provisions thereof with which the Company is required to comply. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function, and legal and regulatory compliance controls (collectively, “Internal Controls”) that are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the General Disclosure Package and the Final Offering Circular fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxi) Litigation. Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that would individually or in the aggregate be reasonably expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, or this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s knowledge, threatened or contemplated.

(xxii) Financial Statements. The statement of financial condition of the Company included in the General Disclosure Package and the Final Offering Circular presents fairly, in all material respects, the financial position of the Company as of the date indicated, in conformity with GAAP. The statement of financial condition of Lucid Markets Trading Limited and Lucid Markets LLP (together, “Lucid Markets”) included in the General Disclosure Package and the Final Offering Circular presents fairly, in all material respects, the financial position of Lucid Markets as of the dates indicated, in conformity with United Kingdom Accounting Standards and the assumptions used in preparing the pro forma financial statements included in the General Disclosure Package and the Final Offering Circular have been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Ernst & Young LLP which has expressed their opinion related to the Company with respect to certain financial statements included in the General Disclosure Package and the Final Offering Circular is (x) an independent public accounting firm within the meaning of the Securities Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the General Disclosure Package and the Final Offering Circular fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxiii) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the capital stock of the Company or the consolidated short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

(xxiv) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxv) Anti-bribery. Neither the Company nor any of its subsidiaries, nor any director, officer or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries, has taken or will take any unlawful action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries have conducted their businesses in material compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(xxvi) Anti-money Laundering. The operations of the Company and its subsidiaries are and, except as described in the General Disclosure Package have been conducted at all times in material compliance with the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT ACT), to the extent applicable, and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, and the rules and regulations thereunder (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxvii) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person, in each case acting on behalf of the Company (each, a, “Person”) has in the past knowingly engaged in or is now knowingly engaged in any dealings or transactions with any person, or in any country or territory, that at the time of the dealing or transaction was or is: (a) the target of sanctions administered by the U.S. Department of Treasury’s Office of Foreign Assets Control, (b) the target of restrictions set forth in applicable non-U.S. government sanctions lists, including, but not limited to, the sanctions lists maintained by the United Nations, by the United Kingdom’s HM Treasury, by Canada’s Office of the Superintendent of Financial Institutions, and as set forth in Canada’s Cumulative

Warning List (collectively, with subsection (a), “Sanctions”), or (c) named on the list of Specially Designated Nationals and Blocked Persons, or subject to a list issued pursuant to Section 326 of the USA PATRIOT ACT, as such time as the applicable person was engaged in business with the Company or an applicable subsidiary or affiliate, nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as purchaser, advisor, investor or otherwise) of Sanctions.

(xxviii) Taxes. The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth (including, for the avoidance of doubt, through the establishment of appropriate reserves) in the General Disclosure Package, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxix) Insurance. The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks as the Company believes to be adequate for the conduct of its business and as is customary for companies engaged in similar businesses in similar industries.

(xxx) Ratings. The Company does not have any debt securities rated by a “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) or preferred stock outstanding.

(xxxi) Rule 144A Eligibility. The Offered Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(xxxii) No Registration. The offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof; and it is not necessary to qualify the Indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(xxxiii) Similar Offerings. Neither the Company nor any of its affiliates, as such term is defined in Rule 501(b) of Regulation D under the Securities Act (each, an “Affiliate”), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Offered Securities in a manner that would require the Offered Securities to be registered under the Securities Act.

(xxxiv) Reporting Status. The Company is subject to Section 13 or 15(d) of the Exchange Act and has filed all reports required under the Exchange Act in the last twelve month period.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to each Purchaser and each Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.00% of the principal amount thereof plus accrued interest, if any, from June 3, 2013 to the First Closing Date (as hereinafter defined), the respective principal amounts of Firm Securities set forth opposite the name of such Purchaser in Schedule A hereto.

The Company will deliver the Firm Securities to or as instructed by Credit Suisse for the accounts of the several Purchasers in a form reasonably acceptable to Credit Suisse against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to Credit Suisse drawn to the order of FXCM Inc., at the office of Shearman & Sterling LLP, at 10:00 A.M., New York time, on June 3, 2013, or at such other time not later than seven full business days thereafter as Credit Suisse and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Company shall deliver the Firm Securities through the facilities of The Depository Trust Company (“DTC”) unless Credit Suisse shall otherwise instruct.

In addition, upon written notice from Credit Suisse given to the Company from time to time not more than 30 days subsequent to the date of the Final Offering Circular, the Purchasers may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Purchasers the principal amount of Optional Securities specified in such notice and the Purchasers agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased from the Company for the account of each Purchaser in the same proportion as the principal amount of Firm Securities set forth opposite such Purchaser’s name in Schedule A hereto bears to the principal amount of Firm Securities (subject to adjustment by Credit Suisse to eliminate fractions) and may be purchased by the Purchasers only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by Credit Suisse to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by Credit Suisse but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by Credit Suisse for the accounts of the several Purchasers in a form reasonably acceptable to Credit Suisse, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to Credit Suisse drawn to the order of FXCM Inc., at the above office of Shearman & Sterling LLP. The Company shall deliver the Optional Securities through the facilities of DTC, unless Credit Suisse shall otherwise instruct.

4. Representations by Purchasers; Resale by Purchasers.

(a) Each Purchaser severally represents and warrants to the Company that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

(c) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c), including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

5. Certain Agreements of the Company. The Company agrees with the several Purchasers that:

(a) Amendments and Supplements to Offering Circular. The Company will promptly advise the Representatives of any proposal to amend or supplement the Preliminary or Final Offering Circular and will not effect such amendment or supplementation in a form reasonably objected to by the Representatives. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, there occurs an event or development as a result of which the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will promptly notify the Representatives of such event and will promptly prepare and furnish, at its own expense, or at any time nine months or more after the date hereof, at the expense of the Purchasers, to the Purchasers and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission. Neither the absence of the Representatives’ objection to, nor the Purchasers’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(b) Furnishing of Offering Circulars. The Company will furnish at its own expense or, at any time nine months or more after the date hereof, at the expense of the Purchasers, to the Representatives copies of the Preliminary Offering Circular, each other document comprising a part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as the Representatives reasonably request. At any time when the Offered Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to the Representatives (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. Except as described above, the Company will pay the expenses of printing and distributing to the Purchasers all such documents.

(c) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such states and other jurisdictions as Credit Suisse designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or file a general consent to service of process in any such jurisdiction or take any action that would subject it to taxation in any such jurisdiction where it is not then so subject.

(d) Reporting Requirements. For so long as the Offered Securities remain outstanding, the Company will furnish to the Representatives and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives and, upon request, to each of the other Purchasers (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Purchasers.

(e) Transfer Restrictions. During the period of one year after the later of the First Closing Date and the last Optional Closing Date, the Company will, upon request, furnish to the Representatives, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

(f) No Resales by Affiliates. During the period of two years after the later of the First Closing Date and the last Optional Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144) to, resell any of the Offered Securities that have been reacquired by any of them.

(g) Payment of Expenses. The Company agrees with the several Purchasers that the Company will pay all expenses incident to the performance of the obligations of the Company under this Agreement and the Indenture, including but not limited to (i) the fees and expenses of the Trustee and its professional advisers, (ii) fees and expenses incident to listing the Underlying Shares on The New York Stock Exchange and other national and foreign exchanges, (iii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Offered Securities, the Indenture, the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities, (iv) any expenses (including reasonable fees and disbursements of counsel to the Purchasers) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as Credit Suisse designates and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by FINRA of the Offered Securities (including filing fees and the reasonable fees and expenses of counsel for the Purchasers relating to such review) (v) expenses incurred in distributing the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchasers and (vi) costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company. Except as provided in this Section 5(g), the Company shall not be responsible for any other expenses.

(h) Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package.

(i) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, unlawful stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(j) Restriction on Sale of Securities by Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Class A Common Stock or any securities convertible into or exchangeable or exercisable for any of its Class A Common Stock (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives; provided that the foregoing restrictions shall not apply to (i) the Offered Securities to be sold by the Company hereunder or any transaction involving, including any repurchase, redemption or conversion of, the Offered Securities, including but not limited to the issuance of any Underlying Shares upon the conversion of the Offered Securities, (ii) shares or other securities issuable pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or outstanding convertible or exchangeable securities existing on the date hereof or as described or contemplated in the General Disclosure Package, the Final Offering Circular or the proxy statement on Schedule 14A for the Company’s 2013 annual meeting of stockholders, filed April 30, 2013, (iii) the sale, purchase or issuance by the Company of Class A Common Stock or other securities pursuant to any convertible note hedge transactions or warrant transactions entered into by the Company with one or more of the Purchasers (or affiliate(s) thereof) in connection with the offering of the Offered Securities and (iv) the issuance of securities in connection with the acquisition of, or a joint venture with, another company if both (A) each recipient of such securities shall have executed and delivered to the Representatives an agreement substantially in the form of Exhibit A hereto and (B) the aggregate number of securities issued in such transactions, taken together, does not exceed 10% of the aggregate number of shares of Class A Common Stock outstanding immediately following the offering contemplated hereby (assuming all limited liability company units of FXCM Holdings, LLC then outstanding are redeemed or exchanged for newly issued shares of Class A Common Stock on a one-for-one basis). The initial Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension. The Company will provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

(k) Underlying Shares. The Company will reserve and keep available at all times, free of pre-emptive rights, shares of Class A Common Stock for the purpose of enabling the Company to satisfy all obligations to issue Underlying Shares upon conversion of the Offered Securities. The Company will use all reasonable best efforts to cause the Maximum Number of Underlying Shares to be listed on The New York Stock Exchange and to maintain such listing for so long as any Offered Securities are outstanding.

(l) Integration. The Company agrees that it will not and will cause its affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Regulations promulgated under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the offered Securities by the Company to the Purchasers, (ii) the resale of the offered Securities by the Purchasers to subsequent purchasers or (iii) the resale of the offered Securities by such subsequent purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.

(m) Rule 144A Information. The Company agrees that, in order to render the offered Securities eligible for resale pursuant to Rule 144A, while any of the offered Securities remain outstanding, it will make available, upon request, to any holder of offered Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(n) Restriction on Repurchases. Until the expiration of one year after the original issuance of the offered Securities, the Company will not, and will cause its affiliates not to, resell any offered Securities which are “restricted securities” (as such term is defined under Rule 144(a)(3)), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker’s transactions).

6. Free Writing Communications.

(a) Issuer Free Writing Communications. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Purchaser represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Communication.

(b) Term Sheets. The Company consents to the use by any Purchaser of a Free Writing Communication that contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in or is subsequently included in the Final Offering Circular or (ii) does not contain “issuer information” (as defined in Rule 433(h)(2) under the Securities Act), including, for the avoidance of doubt, customary Bloomberg communication by the Purchasers to potential purchasers in connection with the preliminary pricing of the offering (or such other Bloomberg communications by the Purchasers as may be approved in advance by the Company).

7. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject (i) to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), (ii) to the accuracy of the statements of Company officers made pursuant to the provisions hereof, (iii) to the performance in all material respects by the Company of its obligations hereunder and (iv) to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Ernst & Young LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in form and substance acceptable to the Representatives.

(b) Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of PricewaterhouseCoopers confirming that they are independent accountants within the meaning of the Securities Laws and substantially in form and substance acceptable to the Representatives.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on The New York Stock Exchange or the NASDAQ Stock Market, or any setting of minimum or maximum prices for trading on such exchange; (iv) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. federal or New York authorities; (vi) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion of Counsel for the Company. The Representatives shall have received (i) an opinion and 10b-5 letter, each dated such Closing Date, of Simpson Thacher & Bartlett LLP, counsel for the Company, substantially in the form previously submitted to Shearman & Sterling LLP, counsel for the Purchasers and (ii) an opinion, dated the Closing Date, of David Sassoon, General Counsel to the Company, substantially in the form previously submitted to Shearman & Sterling LLP, counsel for the Purchasers.

(e) Opinion of Counsel for Purchasers. The Representatives shall have received from Shearman & Sterling LLP, counsel for the Purchasers, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date in all material respects; and subsequent to the respective dates of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(g) CFO Certificate. The Representatives shall have received a certificate of the Chief Financial Officer of the Company, dated, respectively, the date hereof and each Closing Date, respectively, in form and substance satisfactory to counsel for the Underwriters, confirming certain financial information relating to Company and Lucid Markets Trading Limited included or incorporated by reference in the General Disclosure Package and the Final Offering Circular.

(h) Lock-Up Agreements. On or prior to the date hereof, the Representatives shall have received lockup letters, in the form set forth on Exhibit A hereto, from each person listed on Schedule C hereto.

(i) Listing of Additional Shares. An application for the listing of the Maximum Number of Underlying Shares shall have been submitted to the New York Stock Exchange.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution.

(a) Indemnification of Purchasers by Company. The Company will indemnify and hold harmless each Purchaser, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Supplemental Marketing Material/Issuer Free Writing Communication or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto) whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Purchaser consists of the information described as such in subsection (b) below.

(b) Indemnification of Company. Each Purchaser will severally and not jointly indemnify and hold harmless the Company, each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Purchaser Indemnified Party”), against any losses, claims, damages or liabilities to which such Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Supplemental Marketing Material/Issuer Free Writing Communication or arise out of or are based upon the omission or the alleged omission of a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Purchaser Indemnified Party is a party thereto) whether threatened or commenced based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Final Offering Circular furnished on behalf of each Purchaser: the first paragraph under the caption “Plan of Distribution — Stabilization and Short Positions”; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities and the application of the proceeds therefor or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities that the Purchasers are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by such Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase on such Closing Date. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities that the Purchasers are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 10 (provided that, if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Purchasers pursuant to Section 8 hereof shall remain in effect shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. Notwithstanding the foregoing, if this Agreement is terminated pursuant to (a) Section 9 by reason of the default of one or more Purchasers, the Company shall not be obligated to reimburse any defaulting Purchaser for its expenses pursuant to Section 5(g) or (b) clauses (ii), (iii), (v), (vi) or (vii) of Section 7(c), the Company shall not be obligated to reimburse any Purchaser for its expenses pursuant to Section 5(g).

11. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Representatives at Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, Attention: General Counsel, Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, N.Y. 10036, Attention: ECM Syndicate Department, Attention: ECM legal, with a copy to Shearman & Sterling LLP, 599 Lexington Avenue, New York, N.Y. 10022, Attention: Robert Evans III, Esq., or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at FXCM Inc., 55 Water Street, 50th Floor, New York, New York 10041, Attention: Chief Financial Officer; provided, however, that any notice to a Purchaser pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation. The Representatives will act for the several Purchasers in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Purchasers.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Representatives have been retained solely to act as initial purchasers in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Offering Circular, irrespective of whether the Representatives have advised or are advising the Company on other matters;

(b) Arm’s Length Negotiations. The purchase price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16. Patriot Act Notice. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Purchasers to properly identify their respective clients.

17. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Purchasers in accordance with its terms.

Very truly yours,

FXCM Inc.

By	/s/ David Sakhai

[Signature Page to FXCM Purchase Agreement]

The foregoing Purchase Agreement

is hereby confirmed and accepted

as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Vik Hebatpuria
	Name:	Vik Hebatpuria
	Title:	Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Prasanth B. Rao-Kathi
	Name:	Prasanth B. Rao-Kathi
	Title:	Managing Director

Acting on behalf of themselves and as the

    Representatives of the several Purchasers.

[Signature Page to FXCM Purchase Agreement]

SCHEDULE A

Manager	Principal Amount of Firm Securities
Credit Suisse Securities (USA) LLC	$55,875,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	55,875,000
Morgan Stanley & Co. LLC	18,750,000
Barclays Capital Inc.	7,500,000
CJS Securities, Inc.	12,000,000

Total	$150,000,000

Sch. A-1

SCHEDULE B

1.	Issuer Free Writing Communications (included in the General Disclosure Package)

1.	Final term sheet, dated May 28, 2013.

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

None.

Sch. B-1

SCHEDULE C

William Ahdout

James Brown

Robin Davis

Perry Fish

Kenneth Grossman

Arthur Gruen

Eric LeGoff

Dror (Drew) Niv

Andreas Putz

David Sakhi

Ryan Silverman

Matthew Wilhelm

Eduard Yusupov

Sch. C-1

EXHIBIT A

May 28, 2013

FXCM Inc.

55 Water Street

50th Floor

New York, N.Y. 10041

CREDIT SUISSE SECURITIES (USA) LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

                         INCORPORATED

As Representatives of the Several Purchasers,

c/o Credit Suisse Securities (USA) LLC,

            Eleven Madison Avenue,

              New York, N.Y. 10010-3629

Dear Sirs:

As an inducement to the Purchasers to execute the Purchase Agreement, pursuant to which an offering of FXCM Inc.’s (the “Company”) 2.25% Convertible Senior Notes due June 15, 2018 will be made, the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Class A Common Stock of the Company or securities convertible into or exchangeable or exercisable for any shares of Class A Common Stock enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Class A Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC (“Credit Suisse”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the “Representatives”). In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Class A Common Stock or any security convertible into or exercisable or exchangeable for the Class A Common Stock.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 90 days after the offering date set forth on the final offering circular used to sell the Securities (the “Offering Date”) pursuant to the Purchase Agreement, to which you are or expect to become parties, or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period,

Ex. A-1

the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by each of the Representatives to the Company (in accordance with Section 5(j) of the Purchase Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the foregoing, the restrictions set forth herein shall not apply to (i) transactions contemplated by the Purchase Agreement, (ii) any Securities acquired by the undersigned in the open market, (iii) the exercise of stock options or other similar awards granted pursuant to the Company’s equity incentive plans; provided that such restriction shall apply to any of the undersigned’s Securities issued upon such exercise, (iv) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Securities Exchange Act of 1934 (the “Exchange Act”), provided that no sales of the undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period (as such may have been extended pursuant to the provisions hereof), (v) transfers as a bona fide gift or gifts or by will or intestacy, (vi) distributions to members, limited partners or stockholders of the undersigned, (vii) transfers to a member or members of the undersigned’s immediate family or to a trust, the beneficiaries or which are the undersigned and/or a member or members of his or her immediate family, (viii) transfers to any corporation, partnership, limited liability company or other entity that is wholly-owned by the undersigned and/or by a member or members of his or her immediate family or (ix) the sale, purchase or issuance by the Company of Class A Common Stock or other securities pursuant to a convertible note hedge confirmation and a warrant confirmation related to convertible note hedge transactions and warrant transactions made in connection with the transactions contemplated in the Purchase Agreement; provided that in the case of any transfer or distribution pursuant to clause (v), (vi), (vii) or (viii), each transferee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this letter. For the purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, no more remote than first cousin.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

Ex. A-2

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Offering Date shall not have occurred on or before June 30, 2013. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[Name of stockholder]

Ex. A-3